EXHIBIT 23.2 - CONSENT OF AUDITORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated May 11, 2006, relating to the financial statements of Info-hold, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Robert L. White & Associates, Inc.
Cincinnati, Ohio May 15, 2006